 Exhibit 99.1

FOR IMMEDIATE RELEASE

THURSDAY, FEBRUARY 24, 2016

CORRECTING and REPLACING --

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FOURTH QUARTER AND YEAR ENDED 2015

Williamsburg, Virginia – February 24, 2016 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the fourth quarter and the year ended December 31, 2015. The Company’s results include the following*:

	Three Months ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	($ in thousands except per share data)		($ in thousands except per share data)
Total Revenue	$36,751	$29,825	$138,533	$122,940
Net income (loss) attributable to the Company	(596)	(3,319)	5,357	(585)

EBITDA	7,102	6,136	37,032	29,308
Adjusted EBITDA	7,102	6,291	37,666	29,463
Hotel EBITDA	8,772	6,835	36,447	32,085

FFO	3,543	1,978	14,104	14,766
Adjusted FFO	3,257	1,884	14,905	14,142

Net income (loss) per share attributable to the Company	$(0.04)	$(0.31)	$0.43	$(0.06)
FFO per share and unit	$0.21	$0.15	$0.95	$1.13
Adjusted FFO per share and unit	$0.20	$0.14	$1.00	$1.08

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

 RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the fourth quarter 2015 increased 15.0% over the fourth quarter 2014 to $90.37 driven by a 3.9% increase in occupancy and a 10.7% increase in average daily rate (“ADR”).

•

Common Dividends. As previously reported on January 26, 2016, the Company announced its quarterly dividend (distribution) on its common stock (and units) at $0.085 per share (and unit), payable on April 11, 2016 to stockholders (and unitholders) of record as of March 15, 2016.

•

 Hotel EBITDA. The Company generated hotel EBITDA of approximately $8.8 million during the fourth quarter 2015, an increase of 28.3% or approximately $1.9 million over the fourth quarter 2014. For the year ended December 31, 2015, hotel EBITDA was approximately $36.4 million, representing an increase of 13.6% or approximately $4.4 million over the same period a year ago.  Excluding current period charges related to our settlement of a dispute with Starwood related to revenue earned through its frequent guest program and charges for real estate taxes on our properties in Savannah, Georgia and Atlanta, Georgia still under appeal, we estimate hotel EBITDA would have increased 40.4% or approximately $2.8 million to approximately $9.6 million for the fourth quarter 2015.

•

Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $7.1 million during the fourth quarter 2015, an increase of 12.9% or approximately $0.8 million over the fourth quarter 2014.  For the year ended December 31, 2015, adjusted EBITDA was approximately $37.7 million, representing an increase of 27.8% or approximately $8.2 million over the same period a year ago.

•

Adjusted FFO. The Company generated adjusted FFO of approximately $3.3 million during the fourth quarter 2015, an increase of 72.9% or approximately $1.4 million over the fourth quarter 2014.  For the year ended December 31, 2015, adjusted FFO was approximately $14.9 million, compared to adjusted FFO of approximately $14.1 million, representing an increase of approximately 5.4% or approximately $0.8 million over the same period a year ago.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “Operationally we had a good quarter, posting nice top line RevPAR and Hotel EBIDTA growth which translated into a significant increase in quarterly results as compared to prior year.  We enter 2016 optimistic but mindful of the slowing U.S. economy and will manage accordingly.”

Subsequent Events

On January 11, 2016, we paid a quarterly dividend (distribution) of $0.08 per common share (and unit) to those stockholders (and unitholders of the Operating Partnership) of record on December 15, 2015.

On January 25, 2016, we authorized payment of a quarterly dividend (distribution) of $0.085 per common share (and unit) to the stockholders (and unitholders of the Operating Partnership) of record as of March 15, 2016. The dividend (distribution) is to be paid on April 11, 2016.

Balance Sheet/Liquidity

At December 31, 2015, the Company had approximately $17.3 million of available cash and cash equivalents, of which approximately $5.8 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $324.9 million in outstanding debt at a weighted average interest rate of approximately 5.24%.

On October 20, 2015, we secured $2.0 million additional proceeds on the mortgage loan on the DoubleTree by Hilton Jacksonville Riverfront as part of an earn-out pursuant to the terms of the loan agreement.

On December 31, 2015, we entered into an amendment to the existing mortgage loan on the DoubleTree by Hilton Laurel increasing the principal amount of such loan to $9.5 million, which generated additional net proceeds of approximately $2.6 million, which we received January 4, 2016.

Portfolio Update

At the Company’s Crowne Plaza hotel in Houston, Texas, renovations of the guestrooms and public spaces totaling an estimated $4.9 million are underway. As of December 31, 2015, the Company had incurred costs totaling approximately $4.0 million toward this renovation.  Renovations are expected to be completed in March 2016. In April 2016, the Company anticipates converting the property to the Whitehall by Sotherly Hotels, an independent hotel and member of Preferred Hotels & Resorts.

At the Company’s hotel in Atlanta, Georgia, an estimated $6.9 million guestroom renovation is underway. As of December 31, 2015, the Company had incurred costs totaling approximately $5.7 million toward this renovation. Renovations are expected to be completed in May 2016.  On September 24, 2015, the hotel became The Georgian Terrace by Sotherly Hotels, the first signature property of our premier boutique collection.

The $4.7 million renovation and product improvement plan at the DoubleTree by Hilton Laurel in Laurel, Maryland is substantially complete

2016 Outlook

The Company is reiterating its guidance for 2016, accounting for current and expected performance within its portfolio taking into account the impact of recent repositioning of the Company’s assets in Laurel, Maryland and Jacksonville, Florida, and a depressed market in Houston, Texas. The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2016 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2016, as reported in December 2015, in thousands of dollars, except per share and RevPAR data:

	2016 Guidance
	Low Range	High Range

Total revenue	$151,626	$154,290
Net income	5,017	6,054

EBITDA	39,135	40,472
Adjusted EBITDA	39,135	40,472
Hotel EBITDA	44,685	45,722

FFO	20,017	21,054
Adjusted FFO	20,241	21,578

Net income per share attributable to the Company	$0.30	$0.36
FFO per share and unit	$1.20	$1.26
Adjusted FFO per share and unit	$1.21	$1.29
Rev PAR	$102.00	$104.00
Hotel EBITDA margin	29.5%	29.6%

Earnings Call/Webcast

The Company will conduct its fourth quarter 2015 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, February 23, 2016. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on February 23, 2016 through February 23, 2017. To access the rebroadcast, dial 877-344-7529 and enter conference number 10079371. A replay of the call also will be available on the Internet at www.sotherlyhotels.com until February 23, 2017.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,011 rooms. Most of the Company’s properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels Resorts brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with remediating and maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014

ASSETS
Investment in hotel properties, net	$354,963,242	$260,192,153
Investment in joint venture	—	1,982,107
Cash and cash equivalents	11,493,914	16,634,499
Restricted cash	5,793,840	6,621,864
Accounts receivable, net	4,256,247	1,908,762
Accounts receivable-affiliate	226,552	197,674
Loan proceeds receivable	2,600,711	-
Prepaid expenses, inventory and other assets	4,247,359	3,334,401
Deferred income taxes	5,390,374	3,543,295
Deferred financing costs, net	4,086,114	5,405,288
TOTAL ASSETS	$393,058,353	$299,820,043
LIABILITIES
Mortgage loans	$271,977,944	$205,291,657
Unsecured notes	52,900,000	52,900,000
Accounts payable and accrued expenses	12,334,878	12,044,886
Advance deposits	1,651,840	1,220,729
Dividends and distributions payable	1,335,323	852,914
TOTAL LIABILITIES	$340,199,985	$272,310,186
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, par value $0.01, 972,350 shares authorized, 0 shares issued and outstanding	—	—
Common stock, par value $0.01, 49,000,000 shares authorized, 14,490,714 shares and 10,570,932 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	144,907	105,709
Additional paid in capital	82,771,911	58,659,799
Distributions in excess of retained earnings	(33,890,834)	(35,388,313)
Total Sotherly Hotels Inc. stockholders’ equity	49,025,984	23,377,195
Noncontrolling interest	3,832,384	4,132,662
TOTAL EQUITY	52,858,368	27,509,857
TOTAL LIABILITIES AND OWNERS' EQUITY	$393,058,353	$299,820,043

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

REVENUE
Rooms department	$25,017,420	$19,508,556	$96,837,386	$84,618,889
Food and beverage department	9,384,508	8,529,792	33,273,599	31,444,984
Other operating departments	2,348,936	1,787,029	8,422,491	6,876,046
Total revenue	36,750,864	29,825,377	138,533,476	122,939,919
EXPENSES
Hotel operating expenses
Rooms department	6,784,028	5,708,028	25,782,992	22,913,479
Food and beverage department	6,337,605	5,601,948	23,005,629	21,026,202
Other operating departments	593,279	327,233	1,786,197	1,192,183
Indirect	14,264,017	11,208,661	51,310,292	45,072,491
Total hotel operating expenses	27,978,929	22,845,870	101,885,110	90,204,355
Depreciation and amortization	4,007,989	3,073,227	13,591,495	11,969,284
Impairment of investment in hotel properties, net	500,000	3,175,000	500,000	3,175,000
Gain on disposal of assets	(243,271)	—	(41,435)	—
Corporate general and administrative	1,889,224	1,347,633	7,268,256	5,085,949
Total operating expenses	34,132,871	30,441,730	123,203,426	110,434,588
NET OPERATING INCOME	2,617,993	(616,353)	15,330,050	12,505,331
Other income (expense)
Interest expense	(4,655,178)	(4,664,822)	(16,515,827)	(14,636,870)
Interest income	9,573	6,079	50,461	19,865
Equity income in joint venture	(31,377)	58,567	475,514	307,370
Loss on early debt extinguishment	-	—	(772,907)	(831,079)
Unrealized loss on hedging activities	(2,011)	—	(108,819)	—
Gain on change in control	42,191	—	6,603,148	—
Gain (loss) on involuntary conversion of asset	(32,433)	169,151	-	169,151
Net income (loss) before income taxes	(2,051,242)	(5,047,378)	5,061,620	(2,466,232)
Income tax (provision) benefit	1,339,288	834,017	1,336,033	1,727,723
Net income (loss)	(711,954)	(4,213,361)	6,397,653	(738,509)
Less: Net (income) loss attributable to the noncontrolling interest	115,845	893,902	(1,040,988)	153,838
Net income (loss) attributable to the Company	$(596,109)	$(3,319,459)	$5,356,665	$(584,671)
Net income (loss) per share attributable to the Company
Basic and diluted	$(0.04)	$(0.31)	$0.43	$(0.06)

Weighted average number of shares outstanding
Basic and diluted	14,490,714	10,570,932	12,541,117	10,377,125

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and twelve months ended December 31, 2015 and 2014, respectively, for the Company’s wholly-owned properties, including the Crowne Plaza Hollywood Beach Resort for the period from August 1, 2015 to December 31, 2015, during each respective reporting period (“actual” portfolio metrics), as well as the ten wholly-owned properties in the portfolio that were under the Company’s control during the three and twelve months ended December 31, 2015 and the corresponding period in 2014 (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performance of the Georgian Terrace, which was acquired in March 2014, or for the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company had a 25.0% indirect interest prior to its acquisition of the remaining 75.0% interest in July 2015.

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Actual Portfolio Metrics
Occupancy %	65.9%	63.4%	69.9%	70.3%
ADR	$137.21	$124.00	$134.21	$125.77
RevPAR	$90.37	$78.60	$93.80	$88.42
Same-Store Portfolio Metrics
Occupancy %	63.8%	63.0%	65.7%	69.7%
ADR	$128.76	$121.57	$130.09	$124.27
RevPAR	$82.14	$76.55	$85.47	$86.57

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and twelve months ended December 31, 2015, 2014 and 2013, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q4 2015	Q4 2014	Q4 2013
	12 mos 2015	12 mos 2014	12 mos 2013
Crowne Plaza Hampton Marina Hampton, Virginia	49.3%	45.6%	37.4%
	55.2%	51.8%	50.1%
Crowne Plaza Hollywood Beach Resort Hollywood, Florida	81.9%	80.1%	80.7%
	83.1%	83.1%	82.2%
Crowne Plaza Houston Downtown *Ϯ Houston, Texas	66.2%	70.7%	73.6%
	70.9%	76.1%	74.6%
Crowne Plaza Tampa Westshore Tampa, Florida	71.0%	66.7%	65.5%
	72.5%	72.5%	67.1%
DoubleTree by Hilton Jacksonville Riverfront Ϯ Jacksonville, Florida	62.7%	64.5%	57.9%
	67.4%	65.8%	58.5%
DoubleTree by Hilton Laurel Ϯ Laurel, Maryland	39.0%	53.9%	46.3%
	48.2%	60.8%	61.5%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	72.9%	63.9%	75.8%
	79.3%	75.9%	78.2%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	61.7%	66.1%	61.5%
	71.5%	73.4%	69.9%
The Georgian Terrace *Ϯ Atlanta, Georgia	65.7%	66.4%	68.5%
	69.9%	76.2%	71.2%
Hilton Savannah DeSoto Savannah, Georgia	72.4%	71.9%	73.7%
	76.9%	75.7%	73.7%
Hilton Wilmington Riverside Wilmington, North Carolina	67.6%	59.5%	65.2%
	71.6%	69.7%	73.3%
Sheraton Louisville Riverside Jeffersonville, Indiana	63.6%	59.9%	61.1%
	69.5%	66.8%	67.9%

*	Includes periods of non-ownership.
†	Property undergoing renovation during the current quarter.

ADR

	Q4 2015	Q4 2014	Q4 2013
	12 mos 2015	12 mos 2014	12 mos 2013
Crowne Plaza Hampton Marina Hampton, Virginia	$88.41	$87.43	$93.36
	$93.59	$93.17	$95.27
Crowne Plaza Hollywood Beach Resort Hollywood, Florida	$173.46	$164.20	$158.55
	$174.35	$163.13	$157.87
Crowne Plaza Houston Downtown *Ϯ Houston, Texas	$141.61	$138.51	$131.91
	$142.05	$138.93	$133.51
Crowne Plaza Tampa Westshore Tampa, Florida	$106.81	$98.84	$95.95
	$111.08	$104.90	$99.12
DoubleTree by Hilton Jacksonville Riverfront Ϯ Jacksonville, Florida	$122.40	$104.65	$102.59
	$109.20	$99.20	$97.51
DoubleTree by Hilton Laurel Ϯ Laurel, Maryland	$99.48	$89.39	$85.71
	$95.19	$89.08	$87.68
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$136.33	$133.75	$130.50
	$136.32	$133.78	$134.40
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$138.33	$127.39	$114.15
	$131.61	$122.60	$111.56
The Georgian Terrace *Ϯ Atlanta, Georgia	$153.83	$140.75	$133.67
	$155.56	$137.65	$135.33
Hilton Savannah DeSoto Savannah, Georgia	$152.61	$146.52	$136.97
	$154.52	$146.75	$137.77
Hilton Wilmington Riverside Wilmington, North Carolina	$132.55	$131.30	$141.82
	$138.36	$139.09	$140.44
Sheraton Louisville Riverside Jeffersonville, Indiana	$131.74	$125.55	$121.27
	$161.03	$150.20	$133.19

*	Includes periods of non-ownership.
†	Property undergoing renovation during the current quarter.

RevPAR

	Q4 2015	Q4 2014	Q4 2013
	12 mos 2015	12 mos 2014	12 mos 2013
Crowne Plaza Hampton Marina Hampton, Virginia	$43.63	$39.84	$34.92
	$51.64	$48.27	$47.72
Crowne Plaza Hollywood Beach Resort Hollywood, Florida	$142.00	$132.56	$128.70
	$144.86	$135.55	$129.79
Crowne Plaza Houston Downtown *Ϯ Houston, Texas	$93.70	$97.91	$97.07
	$100.66	$105.66	$99.64
Crowne Plaza Tampa Westshore Tampa, Florida	$75.85	$65.93	$62.87
	$80.53	$76.09	$66.46
DoubleTree by Hilton Jacksonville Riverfront Ϯ Jacksonville, Florida	$76.77	$67.47	$59.37
	$73.60	$65.24	$57.05
DoubleTree by Hilton Laurel Ϯ Laurel, Maryland	$38.75	$48.18	$39.69
	$45.86	$54.19	$53.90
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$99.34	$85.53	$98.92
	$108.13	$101.58	$105.13
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$85.31	$84.17	$70.17
	$94.16	$90.04	$78.03
The Georgian Terrace *Ϯ Atlanta, Georgia	$101.05	$93.46	$91.56
	$108.70	$105.88	$96.39
Hilton Savannah DeSoto Savannah, Georgia	$110.52	$105.31	$100.88
	$118.89	$111.14	$101.61
Hilton Wilmington Riverside Wilmington, North Carolina	$89.64	$78.18	$92.40
	$99.07	$96.90	$102.91
Sheraton Louisville Riverside Jeffersonville, Indiana	$83.74	$75.26	$74.10
	$111.87	$100.31	$90.42

*	Includes periods of non-ownership.
†	Property undergoing renovation during the current quarter.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net income (loss)	$(711,954)	$(4,213,361)	$6,397,653	$(738,509)
Depreciation and amortization	4,007,989	3,073,227	13,591,495	11,969,284
Impairment of investment in hotel properties, net	500,000	3,175,000	500,000	3,175,000
Equity in depreciation and amortization of joint venture	—	111,876	259,279	529,053
Gain on disposal of assets	(243,271)	—	(41,435)	—
Gain on change in control	(42,191)	—	(6,603,148)	—
Loss (gain) on involuntary conversion of asset	32,433	(169,151)	-	(169,151)
FFO	$3,543,006	$1,977,591	$14,103,844	$14,765,677
Increase in deferred income taxes	(1,364,402)	(924,482)	(1,780,571)	(1,961,663)
Acquisition costs	11,402	—	634,376	155,187
Loss on Starwood settlement	324,271	—	324,271	—
Over-assessed real estate taxes under appeal	497,733	—	497,733	—
Loan modification fees	243,229		243,229
Franchise termination fee	—	—	—	351,800
Loss on hedging activities	2,011	—	108,819	—
Loss on early debt extinguishment	—	831,079	772,907	831,079
Adjusted FFO	$3,257,250	$1,884,188	$14,904,608	$14,142,080

Weighted average number of shares outstanding, basic and diluted	14,490,714	10,570,932	12,541,117	10,377,125

Weighted average number of non-controlling units	2,200,827	2,551,939	2,383,293	2,730,288

Weighted average number of shares and units outstanding, basic and diluted	16,691,541	13,122,871	14,924,410	13,107,413

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net income (loss)	$(711,954)	$(4,213,361)	$6,397,653	$(738,509)
Interest expense	4,655,178	4,664,822	16,515,827	14,636,870
Interest income	(9,573)	(6,079)	(50,461)	(19,865)
Income tax provision (benefit)	(1,339,288)	(834,017)	(1,336,033)	(1,727,723)
Depreciation and amortization	4,007,989	3,073,227	13,591,495	11,969,284
Impairment of investment in hotel properties, net	500,000	3,175,000	500,000	3,175,000
Equity in interest, depreciation and amortization of joint venture	-	276,342	640,188	1,182,025
Loss on early debt extinguishment	-	—	772,907	831,079

EBITDA	7,102,352	6,135,934	37,031,576	29,308,161
Acquisition costs	—	155,187	634,376	155,187

Adjusted EBITDA	7,102,352	6,291,121	37,665,952	29,463,348

Corporate general and administrative	1,889,224	1,192,446	6,633,880	4,930,762
Equity in Adjusted EBITDA of joint venture	31,377	(334,909)	(1,115,702)	(1,489,395)
Unrealized loss on hedging activities	2,011	—	108,819	—
Gain on disposal of assets	(243,271)	—	(41,435)	—
Gain on change in control	(42,191)	—	(6,603,148)	—
Loss (gain) on involuntary conversion of asset	32,433	(169,151)	-	(169,151)
Net lease rental income	—	(87,500)	—	(350,000)
Other fee income	—	(57,260)	(200,976)	(300,607)
Hotel EBITDA	$8,771,935	$6,834,747	$36,447,390	$32,084,957

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) equity in the income or loss of equity investees, (4) unrealized gains and losses on derivative instruments not included in other comprehensive income, (5) gains and losses on disposal of assets, (6) realized gains and losses on investments, (7) impairment of long-lived assets or investments, (8) loss on early debt extinguishment, (9) gains or losses on change in control, (10) corporate general and administrative expense; (11) depreciation and amortization; and (12) other operating revenue not related to the Company’s wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which the Company’s wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including changes in deferred income taxes, any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, change in control gains or losses and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.